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                                                                 EXHIBIT (1)(B)


                                     Amended
                           Certificate of Designation

                        HOTCHKIS AND WILEY VARIABLE TRUST

            The undersigned, being the Secretary of Hotchkis and Wiley Variable Trust (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Article FOURTH, paragraph 1(a) of the Declaration of Trust dated February 4, 1997 (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on October 9, 1997, the Certificate of Designation dated February 11, 1997 and filed with the Secretary of The Commonwealth of Massachusetts on March 27, 1997 amending the Declaration of Trust is amended and restated as follows:

            The shares of beneficial interest of the Trust are divided into four separate series, each series to have the following special and relative rights:

            (1)         The series shall be designated as follows:

                        Equity Income VIP Series
                        International VIP Series
                        Low Duration VIP Series
                        Total Return Bond VIP Series

            (2) Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933. Each share of beneficial interest of each series ("share") shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that series, and shall be entitled to receive its pro rata share of net assets of that series upon liquidation of that series, all as provided in the Declaration of Trust.









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            (3)         The shares of beneficial interest of each series of the
Trust shall consist of a single class; provided, however, that the Trustees reserve the right to hereafter create one or more classes of shares of any series of the Trust. An unlimited number of shares of each series may be issued.

            (4) Shareholders of each series shall vote as a separate class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to any series as provided in, Rule 18f-2, as from time to time in effect, under the 1940 Act, or any successor rule and by the Declaration of Trust.

            (5) The assets and liabilities of the Trust shall be allocated among the above-referenced series as set forth in paragraph 6 of Article FOURTH of the Declaration of Trust, except that the liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated among the series (a) on the basis of their relative average daily net assets, (b) as incurred on a specific identification basis or (c) evenly among the series, depending on the nature of the expenditure.

            (6) The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such series provided that such change shall not adversely affect the rights of holders of shares of a series.
            IN WITNESS WHEREOF, the undersigned has set her hand and seal this 10th day of October, 1997.



                                                 /s/ Gracie V. Fermelia
                                                 -----------------------------
                                                 Gracie V. Fermelia, Secretary















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                                 ACKNOWLEDGMENT


STATE OF CALIFORNIA                 )
                                    )    SS                    October 10, 1997
COUNTY OF LOS ANGELES               )


            Then personally appeared before me the above named Gracie V. Fermelia, Secretary, and acknowledged the foregoing instrument to be her free act and deed.



                                             /s/ Karen Bynum II
                                             -----------------------
                                             Notary Public
























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